EXHIBIT 23.2

CONSENT OF INDEPENDENT APPRAISER

            We consent to the reference to us in Palm, Inc.’s Annual Report on Form 10–K for the fiscal year ended June 1, 2001 and in Palm, Inc.’s Quarterly Report on Form 10–Q for the quarterly period ended August 31, 2001, which are incorporated by reference into this Registration Statement.

/s/  Chris Carneghi____________________
Chris Carneghi, MAI
Certified General Real Estate Appraiser
State of California No. AG001685
CARNEGHI BAUTOVICH & PARTNERS, INC.

San Jose, California
January 14, 2002